                                                                  EXHIBIT (23)-2

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Banc Corporation 1998 Stock Incentive Plan and Commerce Bank of Alabama Incentive Stock Compensation Plan of our reports with respect to the various consolidated financial statements included in the registration and prospectus on Form S-1 (Registration No. 333-67011) as follows:

                    Report                   Form S-1
                     Date                    Page No.
                    ------                   --------
                    November 6, 1998           F-5
                    February 5, 1998           F-34
                    May 6, 1998                F-94
                    January 8, 1998            F-115
                    June 11, 1998              F-158



Birmingham, Alabama
February 17, 1999



                           /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP

                               Dudley, Hopton-Jones, Sims & Freeman PLLP